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Capital Income Builder, Inc.
333 South Hope Street
Los Angeles, California 90071-1406
Phone (213) 486 9200




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                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         JAMES B. LOVELACE, Chairman and PEO, and SHERYL F. JOHNSON, Treasurer of Capital Income Builder, Inc.,(the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended April 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer

CAPITAL INCOME BUILDER, INC.


/s/James B. Lovelace
James B. Lovelace, Chairman

Date: July 8, 2004


Chief Financial Officer
CAPITAL INCOME BUILDER, INC.
/s/ Sheryl F. Johnson
Sheryl F. Johnson, Treasurer
Date:  July 8, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL INCOME BUILDER, INC. and will be retained by CAPITAL INCOME BUILDER, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.